ISSI Announces Third Fiscal Quarter 2011 Results

SAN JOSE, Calif., July 27, 2011 /PRNewswire/ -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported its financial results for the third fiscal quarter ended June 30, 2011.

Fiscal Third Quarter Highlights:

  Reported total revenue of $69.8 million, an increase of 10.4 percent over the March 2011 quarter;
  Achieved GAAP net income of $0.28 per diluted share and non-GAAP net income of $0.34 per diluted share;
  Generated $16.8 million in cash flow from operations during the June quarter;
  Increased automotive market revenue 13 percent from the March 2011 quarter and 51 percent from the June 2010 quarter;
  Formally introduced as second source partner for Micron's RLDRAM® 3 memory; and
  Released 512Mb SDR and DDR Mobile DRAMs targeted for automotive, portable medical, industrial and mobile communication applications.

Revenue in the third fiscal quarter ended June 30, 2011 was $69.8 million. SRAM and DRAM revenue was $65.3 million and analog revenue was $4.5 million. SRAM and DRAM revenue increased 9.7 percent from the March 2011 quarter and was flat with the June 2010 quarter. GAAP gross margin for the third quarter was 33.2 percent, compared to 33.1 percent in the March 2011 quarter, and 38.4 percent in the June 2010 quarter. Non-GAAP gross margin, which excludes the purchase price adjustments and intangibles amortization related to the Si En acquisition, was 33.5 percent in the third quarter compared to 33.7 percent in the March 2011 quarter, and 38.4 percent in the June 2010 quarter. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

GAAP net income in the third quarter of fiscal 2011 was $8.1 million, or $0.28 per diluted share, compared to GAAP net income of $5.8 million, or $0.20 per diluted share, in the March 2011 quarter and $16.0 million, or $0.57 per diluted share, in the June 2010 quarter.

Third quarter 2011 non-GAAP net income was $9.6 million, or $0.34 per diluted share, which excludes $1.0 million in stock-based compensation expense and $0.5 million in amortization of intangibles related to the acquisition of Si En. This compares to $7.4 million, or $0.26 per diluted share, in the March 2011 quarter and $16.6 million, or $0.59 per diluted share, in the June 2010 quarter.

"We are pleased with our third quarter results as revenue and earnings were at the high end of guidance, plus strong cash flow from operations. These results highlight the strength of our specialty memory business and long-term supply relationships with our customers," said Scott Howarth, ISSI's President and CEO. "During the quarter, we achieved strong growth in the automotive market and were only minimally impacted by the events in Japan. We also experienced increased demand for our products in the communications market. I believe that our ongoing design win traction, strong customer orders, new product introductions and solid balance sheet position ISSI for continued growth and success."

September Quarter Outlook

The Company expects total revenue for the September quarter to range between $68.0 and $73.0 million, consisting of SRAM and DRAM revenue of between $63.5 million and $67.5 million and analog revenue of between $4.5 and $5.5 million. Gross margin for the September quarter is expected to range between 33 percent and 34 percent. Operating expenses are expected to be between $16.0 million and $16.5 million. GAAP net income is expected to be between $0.22 and $0.27 per diluted share, and non-GAAP net income, which excludes stock-based compensation and the amortization of intangibles related to the acquisition of Si En, is expected to be between $0.27 and $0.32 per diluted share.

Conference Call Information

A conference call will be held today at 1:30 p.m. Pacific Time to discuss the Company's third quarter fiscal 2011 financial results. To access ISSI's conference call via telephone, dial 888-293-6979 by 1:20 p.m. Pacific Time. The participant passcode is 2499261. The call will also be webcast from ISSI's website at http://www.issi.com.

Non-GAAP Financial Information

In addition to disclosing results determined in accordance with GAAP, ISSI discloses its non-GAAP gross margin, operating income and net income for certain periods that exclude stock based compensation and amortization of intangibles related to the acquisition of Si En. When presenting non-GAAP results, the Company includes a reconciliation of the non-GAAP results to the results under GAAP. Management believes that including the non-GAAP results assists investors in assessing the Company's operational performance and its performance relative to its competitors. The Company has presented these non-GAAP results as a complement to its results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to assist the public in measuring the Company's performance, to allocate resources and, relative to the Company's historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance. The economic substance behind management's decision to use such non-GAAP measures relates to the non-GAAP measures being a useful measure of the potential future performance of the Company's business. In line with common industry practice and to help enable comparability with other technology companies, the Company's non-GAAP presentation excludes the impact of stock based compensation and amortization of intangibles related to the acquisition of Si En. Other companies may calculate non-GAAP results differently than the Company, limiting its usefulness as a comparative measure. In addition, such non-GAAP measures may exclude financial information that some may consider important in evaluating the Company's performance. Management compensates for the foregoing limitations of non-GAAP measures by presenting certain information on both a GAAP and non-GAAP basis and providing reconciliations of the GAAP and non-GAAP measures.

About the Company

ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) automotive, (ii) communications, (iii) industrial, medical, and military, and (iv) digital consumer. The Company's primary products are high speed and low power SRAM and low and medium density DRAM, and with its acquisition of Si En, the Company also designs and markets high performance analog and mixed signal integrated circuits. ISSI is headquartered in Silicon Valley with worldwide offices in Taiwan, Japan, Singapore, China, Europe, Hong Kong, India, and Korea. Visit our web site at http://www.issi.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning the strength of our memory focus and consistent supply relationships, our ability to execute on our business model, design win traction, customer orders, new product introductions, and strong balance sheet positioning us for continued growth and success, and our outlook for the September 2011 quarter with respect to revenue, SRAM and DRAM revenue, analog revenue, gross margin, operating expenses (including mask costs) and GAAP and Non-GAAP net income per share are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include supply and demand conditions in the market place, unexpected reductions in average selling prices for our products, our ability to sell our products for key applications and the pricing and gross margins achieved on such sales, our ability to control or reduce operating expenses, our ability to obtain a sufficient supply of wafers, wafer pricing, our ability to maintain sufficient inventory of products to satisfy customer orders, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, the level and value of inventory held by OEM customers, future developments in Japan or other risks listed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended September 30, 2010 and Form 10-Q for the quarter ended March 31, 2011. The Company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Integrated Silicon Solution, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended

	June 30,	March 31,	June 30,
	2011	2011	2010

Net sales	$ 69,809	$ 63,257	$ 71,228
Cost of sales	46,639	42,322	43,904
Gross profit	23,170	20,935	27,324

Operating expenses:
Research and development	6,525	6,821	5,900
Selling, general and administrative	9,120	8,612	8,121
Total operating expenses	15,645	15,433	14,021

Operating income	7,525	5,502	13,303
Interest and other income, net	409	273	585
Gain on sale of investments	-	-	2,561
Equity in net income of affiliate	251	18	-

Income before income taxes	8,185	5,793	16,449
Provision for income taxes	90	35	272

Consolidated net income	8,095	5,758	16,177

Net (income) loss attributable to
noncontrolling interests	(5)	23	(136)

Net income attributable to ISSI	$ 8,090	$ 5,781	$ 16,041

Basic net income per share	$ 0.30	$ 0.22	$ 0.62
Shares used in basic per share calculation	26,768	26,563	25,965

Diluted net income per share	$ 0.28	$ 0.20	$ 0.57
Shares used in diluted per share calculation	28,551	28,498	28,026

Reconciliation of GAAP to Non-GAAP Financial Measures
	Three Months Ended
	(In thousands, except per share data)

	June 30,	March 31,	June 30,
	2011	2011	2010

Gross profit:
GAAP gross profit	$ 23,170	$ 20,935	$ 27,324
GAAP gross margin	33.2%	33.1%	38.4%
Adjustments:
Si En acquisition related inventory write up	39	230	-
Si En intangible asset amortization	160	97	-
Stock-based compensation expense	34	57	41
Total adjustments	233	384	41
Non-GAAP gross profit	$ 23,403	$ 21,319	$ 27,365
Non-GAAP gross margin	33.5%	33.7%	38.4%

Operating income:
GAAP operating income	$ 7,525	$ 5,502	$ 13,303
Adjustments:
Si En acquisition related inventory write up	39	230	-
Si En intangible asset amortization and charge	537	251	-
Legal fees related to Si En acquisition	-	105	-
Stock-based compensation expense	983	1,097	601
Total adjustments	1,559	1,683	601
Non-GAAP operating income	$ 9,084	$ 7,185	$ 13,904

Net income:
On a GAAP basis	$ 8,090	$ 5,781	$ 16,041
Adjustments:
Si En acquisition related inventory write up	39	230	-
Si En intangible asset amortization and charge	537	251	-
Legal fees related to Si En acquisition	-	105	-
Stock-based compensation expense	983	1,097	601
Tax effect of Si En acquisition related items	(82)	(79)	-
Total adjustments	1,477	1,604	601
Non-GAAP net income	$ 9,567	$ 7,385	$ 16,642

Non-GAAP net income per share:
Basic	$ 0.36	$ 0.28	$ 0.64
Diluted	$ 0.34	$ 0.26	$ 0.59

Integrated Silicon Solution, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	September 30,
	2011	2010
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$ 78,167	$ 81,665
Restricted cash	7,187	5,107
Short-term investments	4,229	4,837
Accounts receivable, net	37,518	41,148
Inventories	61,012	54,560
Other current assets	7,288	4,479

Total current assets	195,401	191,796
Property, equipment and leasehold improvements, net	29,350	28,078
Long-term investments	6,269	-
Purchased intangible assets, net	11,545	1,294
Goodwill	9,463	1,301
Other assets	11,482	11,562
Total assets	$ 263,510	$ 234,031

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 35,415	$ 41,586
Accrued compensation and benefits	6,404	6,406
Accrued expenses	5,536	5,930

Total current liabilities	47,355	53,922

Other long-term liabilities	8,416	2,288

Total liabilities	55,771	56,210

Commitments and contingencies

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	323,248	317,773
Accumulated deficit	(122,202)	(143,285)
Accumulated comprehensive income (loss)	4,242	(2,286)

Total ISSI stockholders' equity	205,291	172,205

Noncontrolling interest	2,448	5,616

Total stockholders' equity	207,739	177,821
Total liabilities and stockholders' equity	$ 263,510	$ 234,031

(1) Derived from audited financial statements.

CONTACT: Investor Relations, John M. Cobb, Chief Financial Officer of Integrated Silicon Solution, Inc., +1-408-969-6600, ir@issi.com; or Leanne K. Sievers of Shelton Group, +1-949-224-3874, lsievers@sheltongroup.com